SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement                |_| Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2)

|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CISTRON BIOTECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify previous filing by registration number, or the form or schedule and the date of its filing.

                                     [LOGO]
                                     CISTRON
                                  BIOTECHNOLOGY
                              10 Bloomfield Avenue
                          Pine Brook, New Jersey 07058
                                 (973) 575-1700

                      -------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 23, 1999

                      -------------------------------------

To the Stockholders of
      CISTRON BIOTECHNOLOGY, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Cistron Biotechnology, Inc. (the "Company") will be held at the Waldorf-Astoria, 301 Park Avenue, East Foyer, 3rd Floor, New York, New York 10022, on Tuesday, February 23, 1999, at 10:00 a.m., New York time, to consider and act upon the following proposals:

      1.    To elect a board of five (5) directors.

      2. To ratify the reappointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 1999.

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of Common Stock at the close of business on January 19, 1999, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

                                             By Order of the Board of Directors,

                                             Seth I. Truwit
                                             Secretary

Pine Brook, New Jersey
January 25, 1999

          STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING ARE REQUESTED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED
                PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                     CISTRON
                                  BIOTECHNOLOGY

                              10 Bloomfield Avenue
                          Pine Brook, New Jersey 07058
                                 (973) 575-1700

                    ----------------------------------------

                                 PROXY STATEMENT

                    ----------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On February 23, 1999

                                  INTRODUCTION

General

      This Proxy Statement is being furnished to holders of Common Stock, par value $.01 per share ("Common Stock"), of Cistron Biotechnology, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the board of directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, February 23, 1999, at the Waldorf-Astoria, 301 Park Avenue, East Foyer, 3rd Floor, New York, New York 10022, at 10:00 a.m., New York time, and at any and all adjournments or postponements thereof (the "Annual Meeting"). The cost of this solicitation will be borne by the Company. This Proxy Statement and enclosed proxy card are being mailed to the Company's stockholders on or about January 27, 1999.

Matters to be Considered at the Annual Meeting

      At the Annual Meeting, the stockholders will be asked to consider and vote upon the following proposals:

      1.    To elect a board of five (5) directors.

      2. To ratify the reappointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 1999.

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting at the Annual Meeting

         Only holders of record of Common Stock at the close of business on January 19, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting, each such holder of record being entitled to one vote per share on each matter to be considered at the Annual Meeting. On the Record Date, there were 24,317,020 shares of Common Stock issued and outstanding.

      The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (12,158,511 shares of the 24,317,020 shares outstanding) is necessary to constitute a quorum at the Annual Meeting. If a quorum is present, a plurality vote of the shares of Common Stock present in person or represented by proxy at the

Annual Meeting is required to elect the board of five (5) directors, and the affirmative vote by the holders of a majority of such votes is required to ratify the reappointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending June 30, 1999. All abstentions and broker non-votes, if any, will not be included as shares that are present and entitled to vote at the Annual Meeting.

      If the enclosed proxy card is properly executed and returned to the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon, subject to the following conditions:

      Shares represented by proxies which are marked "WITHHOLD AUTHORITY" to vote for (i) all five (5) nominees or (ii) any individual nominee(s) for election as directors, and are not otherwise marked "FOR" the other nominees, will not be counted in determining whether a plurality vote has been received for the election of directors. Similarly, shares represented by proxies that are marked "ABSTAIN" on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. IN THE ABSENCE OF INSTRUCTIONS, THE SHARES WILL BE VOTED FOR ALL THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING. At any time prior to its exercise, a proxy may be revoked by the holder of Common Stock granting it by delivering written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement or by attending the Annual Meeting and voting in person.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of the Record Date, the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially five percent or more of such shares together with their address, (ii) each director, (iii) each person named in the Summary Compensation Table under "Executive Compensation" on page 6 of this Proxy Statement, and (iv) all directors and executive officers as a group, together with their respective percentage ownership of the outstanding shares:

Name and Address of                                      Shares Beneficially      Percent of Outstanding Shares
Beneficial Owner                                                Owned                         Owned
----------------                                                -----                         -----
Henry Grausz, M.D......................................     5,817,993(2)                      23.7%
   1001 G. Street, N.W.
   Suite 200 East
   Washington, D.C. 20001
Isidore S. Edelman, M.D. ..............................     2,411,681(3)                        9.9
   464 Riverside Drive, # 61
   New York, NY 10027
Pasteur Merieux Serums & Vaccins, S.A. ................     2,000,000(4)                        8.0
   58 Avenue Leclerc
   69007 Lyon, France
Bruce C. Galton(1).....................................     1,411,157(5)                        5.5
Franklin J. Iris(1)....................................            --(6)                          *
Thomas P. Carney, Ph.D.(1).............................       150,000(7)                          *
Frank G. Stout(1)......................................           600(8)                          *
Richard S. Dondero.....................................       447,207(9)                        1.8
Robert S. Naismith, Ph.D.(1) ..........................      400,000(10)                        1.6

All directors and executive officers
 as a group (6 persons)................................    2,408,964(11)                        9.0

----------
* less than 1%

(1) c/o Cistron Biotechnology, Inc. ,10 Bloomfield Avenue, Pine Brook, New Jersey 07058.

(2)   Includes 259,587 shares issuable upon currently exercisable options.

(3) Includes 54,374 shares issuable upon currently exercisable options, but does not include 194,935 shares owned by Dr. Edelman's spouse, as to which he disclaims beneficial ownership.

(4) Includes 1,333,333 shares of the Company's Common Stock and a currently exercisable warrant to purchase 666,667 shares of the Company's Common Stock. See "Certain Relationships and Related Transactions."

(5) Includes 1,365,960 shares issuable upon exercise of currently exercisable options.

(6)   No shares or options owned as of the Record Date.

(7) Consists of 150,000 shares issuable upon exercise of currently exercisable options.

(8) Mr. Stout disclaims beneficial ownership of 302,289 shares and 136,870 shares owned by the New England Medical Center Hospitals, Inc. and Wellesley College, respectively, the Institutions of which Mr. Stout serves as designee on the Company's board of directors.

(9) Includes 431,722 shares issuable upon exercise of currently exercisable options.

(10) Consists of a currently exercisable warrant (the "Naismith Warrant") to purchase 400,000 shares of the Company's Common Stock. The Naismith Warrant was originally issued by the Company to BlueStone Capital Partners, LP ("BlueStone") in October 1998. BlueStone subsequently assigned its interest in the Naismith Warrant to Dr. Robert Naismith. At the time of Dr. Naismith's employment with BlueStone from October 1996 until April 1998, BlueStone was the beneficial owner of the warrant (the "BlueStone Warrant") to purchase 400,000 shares of the Company's Common Stock. During his service as a director of BlueStone, Dr. Naismith disclaimed beneficial ownership of the BlueStone Warrant. As of April 1998 Dr. Naismith was no longer employed as a Managing Director of BlueStone and therefore he ceased to have any beneficial ownership of the BlueStone Warrant. See "Certain Relationships and Related Transactions."

(11)  Includes options described in notes (5), (7), (9) and (10).

      On the Record Date, the outstanding Common Stock was held by 727 registered stockholders.

                              ELECTION OF DIRECTORS

      At the Annual Meeting, the entire board of five (5) directors, as fixed by the Company's by-laws, is to be elected to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Unless otherwise specifically directed by stockholders executing proxies, it is intended that all proxies in the accompanying form received in time for the Annual Meeting will be voted at the Annual Meeting for the election of the five (5) nominees named below, all of whom are currently directors of the Company. In the event any nominee should become unavailable for election for any presently unforeseen reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the present board of directors.

      Nominees

      Each nominee's name, age, office with the Company, the year first elected as a director and certain biographical information are set forth below:

                                    Year First Served
Name                        Age       As a Director                       Position
----                        ---       -------------                       --------
Bruce C. Galton             47             1988           Chairman and CEO,  Chief Financial Officer,
                                                          Treasurer, and Director

Franklin J. Iris            68             1998           Director

Thomas P. Carney, Ph.D.     83             1989           Director

Frank G. Stout              50             1990           Director

Robert Naismith, Ph.D.      54             1998           Director

      Bruce C. Galton has been Chairman and CEO, Chief Financial Officer, and Treasurer since July 8, 1998 after having served as the Company's Acting Chairman and CEO from May 1997 until July 8, 1998. From November 1988 until May 1997, Mr. Galton served as the Company's President, Chief Operating and Financial Officer. From January 1985 until November 1988, Mr. Galton served as the Company's Vice President and Chief Financial Officer, Secretary and Treasurer. From 1977 to 1984, Mr. Galton was employed in various capacities by Becton, Dickinson & Co. Mr. Galton was Manager of Cost and Budgets at Becton's B-D Immunodiagnostics division from August 1983 to December 1984 and Financial Manager of its Becton, Dickinson Laboratory Systems Division from May 1981 to August 1983. He holds a B.S. from the University of Virginia and an MBA from Fairleigh Dickinson University.

      Franklin J. Iris was appointed as a director of the Company in July 1998. Mr. Iris has over 25 years of experience as an executive and consultant in the health care industry. He is the founder (1985) and principal of Iris & Associates, an investment consulting and acquisition services firm. He also serves as director of several health care companies, including Photon Technology, Cytec Corporation, Serex, Inc. and Enzymatics. Mr. Iris was previously president of the Laboratory Group and a Corporate Vice President with Becton Dickinson and Company.

      Thomas P. Carney, Ph.D. has been a director of the Company since September 1989. Dr. Carney has been Chairman and CEO of Metatech Corporation, which develops medical devices, since it was organized in 1976. Prior to forming Metatech Corporation, Dr. Carney was the Executive Vice President of G.D. Searle & Company (1965-1976) and was Vice President of Research and Development of Eli Lilly and Company prior to joining Searle. Dr. Carney holds a B.S. in chemical engineering from the University of Notre Dame and Masters and Ph.D. degrees from Pennsylvania State University.

      Frank G. Stout has been the Vice President-Research Administration of New England Medical Center Hospitals, Inc. (Tufts University) since 1983. Prior to 1983, Mr. Stout was Assistant Director of Research Administration of the Center for the Advancement of Research and Biotechnology. Mr. Stout received his B.S. in Biology from the University of South Dakota and his MPH in Health Administration from the Tulane Medical Center.

      Robert W. Naismith, Ph.D. has been a director of the Company since January 7, 1998. Dr. Naismith has served as the Chairman and Chief Executive Officer of Genome Securities, Inc., an investment banking firm focused on healthcare and the life sciences industry, since July 1998. Dr. Naismith was formerly the Managing Director of Healthcare at BlueStone Capital Partners, L.P. ("BlueStone"), from October 1, 1996 until April 1998. Dr. Naismith has also served as Director and Chairman of the Compensation Committee of the board of directors of Penn Security Bank & Trust Company, Scranton, Pennsylvania since 1988 and as Director of the Marion Nichols Corporation, Clark Summit, Pennsylvania since 1993. Dr. Naismith co-founded, and served as the President, Chief

Executive Officer and a director of Biofor, Inc., a biopharmaceutical research and discovery company specializing in rational drug design via computer-assisted molecular analysis from 1986 to 1995. He was co-founder and Executive Vice President of Pharmakon Research International, Inc., an international preclinical contact organization from 1980 until 1988. In addition, he served as Vice President of Scherer Healthcare, Inc., an Atlanta based health care company whose subsidiaries address various medical service and product markets, from 1986 to 1995, from 1994 to 1997 as Chairman and Director of Derma Sciences, Inc., a wound-care company, Director and Chairman of the Joint Conference Committee of the Community Medical Center, Scranton, Pennsylvania from 1980 to 1992, and in 1996 as Chairman and Director of The Micro Cap Fund, Inc., a publicly traded bridge fund. He holds an adjunct associate professorship in the School of Medicine at Case Western Reserve University, adjunct professorships in the Department of Biology at Pennsylvania State University, and the Department of Biology at the University of Scranton. He was awarded a tenured Associate Professorship at Pennsylvania State University in Biology in 1977. Dr. Naismith also serves as a Senior Fellow at the Institute of Molecular Biology & Medicine at the University of Scranton, Scranton, Pennsylvania, Trustee of the William Harvey Medical Foundation, London, U.K., a Director of the Pennsylvania Regional Tissue Bank and the International Institute for the Advancement of Medicine. He is a member of several editorial boards and the author of over 30 publications. Dr. Naismith received his Ph.D. in Genetics from the Pennsylvania State University in 1971.

      All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Officers hold office until their successors are chosen and qualify, subject to earlier removal by the board of directors and subject to rights, if any, under contracts of employment.

Legal Proceedings

      As part of the Company's Chapter 11 settlement agreement, the Institutions (defined herein) have the right to designate one individual nominated by management to the board of directors. If the Company is consolidated or merged or acquired by a third party whose primary products and/or interest is in areas other than IL-1, its variants, derivatives or applications, the Company will no longer be obligated to appoint such a representative and the representative of the Institutions then acting as a Director of The Company will resign. The "Institutions" are New England Medical Center Hospitals, Inc., Tufts University, Massachusetts Institute of Technology and Wellesley College. Currently, Mr. Frank G. Stout is the Institutions' designee on the board.

      On August 1, 1997, the Company filed suit in the circuit Court of Fairfax County (Virginia) against Rebuild, L.L.C. ("Rebuild") and against Henry Grausz, M.D., the Company's former chairman, to collect $230,000 (plus interest and attorney's fees) loaned to Rebuild under a short-term note, originally due May 15, 1997. The loan was personally and unconditionally guaranteed by Dr. Grausz, who is a member of Rebuild. On October 10 1997, a judgment was entered in favor of the Company in the Circuit Court of Fairfax County (Virginia) against Rebuild and Henry Grausz. The judgment was for $230,000 loan principal plus interest and attorneys' fees. In December 1997, Dr. Grausz filed a petition under Chapter 11 of the Federal Bankruptcy Code. The Company is an unsecured creditor as to the judgment against Dr. Grausz entered in favor of the Company in October 1997. As of the date hereof, Dr. Grausz had not filed a reorganization plan.

Meetings and Committees

      There were 9 meetings of the board of directors during fiscal 1998. No director attended fewer than 75% of the aggregate number of meetings of the board held during the period in fiscal 1998 in which he was a director and the total number of meetings held by the committee of the board in which he served in fiscal 1998 during the period he served on such committee.

      On January 7, 1998, the board of directors formed a compensation committee, which is comprised of non-employee directors, Franklin J. Iris, Thomas P. Carney, Frank G. Stout and Robert W. Naismith. The compensation committee held 1 meeting during fiscal 1998. The compensation committee grants stock options under the Company's stock option plan, reviews management compensation, evaluates management performance and considers management succession and related matters.

      The Company has no standing audit or nominating committees.

              RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS

      Subject to ratification by the stockholders, the board of directors has reappointed Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 1999. The affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the reappointment of Deloitte & Touche LLP. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to answer questions within such firm's field of expertise.

      The  board  of  directors   recommends  that  stockholders  vote  FOR  the
ratification of the reappointment of the independent auditors.

                                 OTHER BUSINESS

      Management does not know of any matter to be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

                             EXECUTIVE COMPENSATION

      The following table sets forth a summary of the compensation earned in each of the last three fiscal years by each Chief Executive Officer and by the only other executive officer whose cash compensation during such year exceeded $100,000 in fiscal year 1998.

                           Summary Compensation Table

       -------------------------------------------------------------------------------------------
                                                                                   Long-Term
                                                                                  Compensation
                                                                                  ------------
                                                      Annual Compensation            Awards
                                                      -------------------            ------
                                           Fiscal                                 Common Stock
       Name and Principal Position          Year     Salary($)     Bonus($)    Underlying Options
       ---------------------------          ----     ---------     --------    ------------------
       Bruce C. Galton (1)...............   1998      $210,000     $100,000          10,150 (2)
       Chairman and CEO, Chief              1997      $187,500      $50,000              --
       Financial Officer, Treasurer and     1996      $156,667           --         784,000
       Director
       Richard S. Dondero................   1998      $101,000           --              --
       Vice President-- Operations          1997       $95,883      $50,000              --
           and Product Development          1996       $90,000           --          31,546

       -------------------------------------------------------------------------------------------

----------
(1) Bruce C. Galton served as the Acting Chairman and CEO from May 1997 to July 1998.

(2) On October 11, 1997, Bruce Galton received a grant of 10,150 options to purchase shares of the Company's Common Stock at an exercise price of $.255.

      Option Grant Table

            The following table sets forth certain information concerning options granted in fiscal 1998 to Bruce C. Galton, the only individual named in the Summary Compensation Table who was granted options in fiscal year 1998:

                        OPTION GRANT IN FISCAL YEAR 1998

--------------------------------------------------------------------------------
                                    % of Total
                    Number of        Options
                   Securities        Granted to     Exercise
                Underlying Options  Employees in   Price Per
     Name            Granted        Fiscal Year      Share      Expiration Date
     ----            -------        -----------      -----      ---------------
--------------------------------------------------------------------------------
Bruce C. Galton       10,150            100%          $.255           2007
--------------------------------------------------------------------------------

      Option Exercises and Value Table

            The following table sets forth certain information concerning the number of options exercised during fiscal year 1998, and the number of unexercised options held as at June 30, 1998, by the individuals named in the Summary Compensation Table.

           AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND OPTION
                            VALUES AT JUNE 30, 1998

------------------------------------------------------------------------------------------------------------------
                                                     Number of Unexercised Options        Value of Unexercised
                                                            at June 30, 1998              In-the-Money Options
                                                            ----------------              at June 30, 1998(1)
                          Shares                                                          -------------------
                        Acquired on       Value
        Name             Exercise        Realized     Exercisable    Unexercisable    Exercisable    Unexercisable
        ----             --------        --------     -----------    -------------    -----------    -------------
------------------------------------------------------------------------------------------------------------------
 Bruce C. Galton          45,197        $8,646(2)       171,810      1,194,150(3)       $24,984           --

 Richard S. Dondero           --            --          150,176       281,546(3)        $15,027           --
------------------------------------------------------------------------------------------------------------------

(1) Based on the average of the closing bid and asked prices on June 30, 1998 of $.1725 per share.

(2) Based on the average of the closing bid and asked prices on the date of exercise of $.255 per share compared to the exercise price of $.0637 per share.

(3) Unexercisable options for Mr. Galton to purchase 1,194,150 shares and for Mr. Dondero to purchase 281,546 shares are out-of-the-money.

      In April 1994, Mr. Galton and Mr. Dondero each entered into five-year employment contracts with the Company, which expire in April 1999. The employment contracts contain a confidentiality provision that requires Mr. Galton and Mr. Dondero to maintain as confidential any confidential information obtained during the course of employment for the period of such agreement and for the three years after termination thereof.

      Mr. Galton's employment agreement provides that in the event he is terminated without cause by the board of directors, or if the Company refuses to renew his employment agreement, then upon Mr. Galton's written request, the Company will (i) pay Mr. Galton an amount equal to six months of his current salary in equal monthly installments, commencing the month in which the termination occurs or the salary which would be due under the remaining unexpired term of the agreement, whichever is greater, (ii) enter into a consulting contract with Mr. Galton at full pay and benefits for a minimum of three months and (iii) lend Mr. Galton such amount as may be required to exercise any stock options then exercisable by Mr. Galton to purchase shares of the Company's Common Stock.

      The employment agreement also provides that in the event the Company relocates during the term of the employment agreement, and Mr. Galton relocates with the Company, the Company will reimburse Mr. Galton for all relocation costs and pay Mr. Galton a bonus of $25,000 upon completing such relocation. If Mr. Galton chooses not to relocate with the Company, he will receive the applicable termination pay described in clauses (i) and (iii) of the preceding paragraph plus an additional three months salary as severance pay.

      During fiscal 1998, the Company maintained a "key man" life insurance policy on the life of Mr. Galton in the amount of $1,000,000. This policy was renewed for fiscal 1999.

Compensation of Directors

      Starting in fiscal 1996, directors who are not employees received a retainer fee of $1,200 per annum and $500 for each meeting of the board of directors attended. From fiscal 1996 through fiscal 1998, Dr. Isidore Edelman, who was a director of the Company until July 1998, was paid at the rate of $200 per hour for any scientific consulting services he performed at the Company's request. During fiscal 1998, Dr. Edelman was paid an aggregate of $4,500 for such consulting services. Directors who are not employees or officers of the Company also receive options to purchase 50,000 shares of Common Stock for each year of service as such, up to a total of 150,000 shares. Mr. Stout has agreed to serve without cash compensation and without receipt of such stock options.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Securities Exchange Act of 1934, as amended, requires that officers, directors and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") file reports of their trading in Company equity securities with the Securities and Exchange Commission. Based on a review of Section 16 forms filed by the Reporting Persons during the last fiscal year, the Company believes that the Reporting Persons complied with all applicable
Section 16 filing requirements except that Dr. Robert Naismith filed one late report on Form 3, in which he reported his appointment as a director.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Robert W. Naismith, Ph.D. served as a Managing Director of BlueStone from October 1996 until April 1998. In September 1997 the Company engaged the services of BlueStone to act as the Company's financial advisor as to corporate and strategic financial initiatives. The agreement with BlueStone (the "BlueStone Agreement") obligated the Company to pay BlueStone certain compensation (discussed below) and also provided that BlueStone had the right to nominate Dr. Robert W. Naismith to the Company's board of directors following an initial six-month advisory period, provided the BlueStone Agreement was then in effect. Dr. Naismith was nominated by BlueStone and elected as a director at the Company's annual meeting of stockholders for the fiscal year 1997.

      The Company engaged BlueStone from September 1997 until September 1998, during which time the Company paid BlueStone approximately $150,000 in cash and issued BlueStone a warrant to purchase 400,000 shares of the Company's Common Stock at $.25 per share. At the end of October 1998, the Company also paid BlueStone additional investment banking compensation including a warrant to purchase up to 400,000 shares of the Company's Common Stock at $.25 per share and a fee equal to 7% of the equity and research payments ($133,000 in aggregate fees) to BlueStone when the Company entered into a definitive agreement with Pasteur Merieux Serums & Vaccins, S.A. ("PMS&V"), a subsidiary of Rhone-Poulenc Group. BlueStone subsequently assigned its interest in the warrant to Dr. Robert Naismith. Pursuant to the terms of the BlueStone Agreement, the Company remains obligated to pay BlueStone 7% of any license fees or milestone payments PMS&V may make to the Company under the terms of an agreement between PMS&V and the Company.

      Dr. Naismith is the chairman and chief executive officer of Genome Securities, Inc. ("Genome"). On October 8, 1998 the Company entered into an agreement (the "Genome Agreement") whereby the Company engaged Genome to act as the Company's exclusive financial advisor as to corporate and financial initiatives for a period of six months. Pursuant to the terms of the Genome Agreement, the Company pays Genome monthly advisory fees of $10,000 per month and has paid an aggregate of approximately $50,000 in such fees. The Company has also agreed to pay Genome additional investment banking compensation if Genome should assist the Company with completing an acquisition, merger, joint venture or other arrangement as defined under the terms of the Genome Agreement.

      On June 30, 1998, the Company and PMS&V (each a "Party" and collectively "Parties") entered into a letter of intent to fund an IL-1(beta) vaccine adjuvant development program in the fields of preventative and therapeutic vaccines and to make an equity investment in the Company. On October 30, 1998, PMS&V and the Company entered into several agreements (the "Agreements"), including (i) a Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") pursuant to which PMS&V purchased 1,333,333 shares of the Company's Common Stock (the "Stock") at approximately $.75 per share and received a warrant (the "Warrant") to purchase 666,667 additional shares of the Company's Common Stock at $.25 per share, for an aggregate consideration of $1,000,000;
(ii) the Warrant; and (iii) a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which PMS&V received certain "piggyback" and demand registration rights relating to the Stock and the shares of the Company's Common Stock issuable upon exercise of the Warrant.

      Also on October 30 1998, the Parties entered into an Option and Collaboration Agreement (the "Option Agreement"), pursuant to which PMS&V obtained a three-year option to acquire an exclusive license to use the Company's IL-1(beta) technology in the fields of therapeutic and preventive vaccines. Under the Option Agreement, PMS&V agreed to fund the Company's vaccine adjuvant development program over a three-year period for $900,000. The Option Agreement contemplates that PMS&V will conduct its own preclinical and clinical work on the use of IL-1 (beta) as a vaccine adjuvant in the fields of preventative and therapeutic vaccines.

                       STOCKHOLDER PROPOSALS FOR THE NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

      Any stockholder proposal to be considered for inclusion in the Company's proxy soliciting material for the next Annual Meeting of Stockholders must be received by the Company at its principal office by December 31, 1999.

Dated: January 25, 1999

                           CISTRON BIOTECHNOLOGY, INC.
        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints BRUCE C. GALTON and THOMAS P. CARNEY, and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Cistron Biotechnology, Inc. on February 23, 1999, and any adjournments and postponements thereof, upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1) and (2) LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING:

I.    To elect a Board of five (5) directors,

      |_| FOR                                       |_| WITHHOLD AUTHORITY
          (EXCEPT AS MARKED TO THE CONTRARY             TO VOTE FOR ALL FIVE (5)
          BELOW)  ALL FIVE (5) NOMINEES LISTED          NOMINEES LISTED BELOW
          BELOW

      Bruce C. Galton, Franklin J. Iris, Thomas P. Carney, Ph.D., Frank G. Stout and Robert W. Naismith, Ph.D.

To withhold authority to vote for any individual nominee(s), print such nominee's name below:

          (Please complete, date and sign on the reverse side and mail in the enclosed envelope)

II. To ratify the reappointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 1999; and

      FOR    AGAINST      ABSTAIN
      |_|      |_|          |_|

III.  Upon any and all other business that may come before the Annual Meeting.

      FOR    AGAINST      ABSTAIN
      |_|      |_|          |_|

Check here if you plan to attend the Annual Meeting of Stockholders. |_|

THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED FOR the matters described in Paragraphs (1) and (2) unless the Stockholder specifies otherwise, in which case it will be voted as specified.

                                 Signature(s):


                                 Date:       , 1999
                                 Note: Executors, Administrators, Trustees, etc.
                                       should give full title.